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                          GOODWIN, PROCTER & HOAR LLP
                              COUNSELLORS AT LAW
                                EXCHANGE PLACE
                       BOSTON, MASSACHUSETTS 02109-2881

                                                        TELEPHONE (617) 570-1000
                                                       TELECOPIER (617) 523-1231



                               February 28, 1991


Van Eck Funds
122 East 42nd Street
New York, NY 10168

Gentlemen:

    As counsel to Van Eck Funds (the "Trust"), a Massachusetts business trust, we have been asked to render our opinion with respect to the issuance of an indefinite number of shares of beneficial interest, $.001 par value, of the Trust (the "Shares") representing interests in International Investors, as more fully described in the Prospectus and Statement of Additional Information contained in Post-Effective Amendment No. 16 (the "Amendment") to the Trust's Registration Statement (the "Registration Statement") on Form N-1A (Registration No. 2-97596) filed with the Securities and Exchange Commission.

    We have examined the Master Trust Agreement of the Trust dated April 3, 1985, as amended, the By-laws of the Trust, as amended, the records of certain meetings and written consents of the Trustees and shareholders of the Trust, the Prospectus and Statement of Additional Information contained in the Amendment, and such other documents, records and certificates as we have deemed necessary for the purposes of this opinion.

    Based upon the foregoing, we are of the opinion that the Trust has been duly organized and is validly existing pursuant to the laws of The Commonwealth of Massachusetts, and that the Shares, when sold in accordance with the terms of the Prospectus and Statement of Additional Information in effect at the time of sale, will be legally issued, fully paid and non-assessable by the Trust.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                  Very truly yours,

                                  /s/ Goodwin, Procter & Hoar

                                  GOODWIN, PROCTER & HOAR